[LOGO SBS]

                                                           For immediate release

                       SPANISH BROADCASTING SYSTEM REPORTS
                RESULTS FOR THE FOURTH QUARTER AND FULL YEAR 2003

            - Station Operating Income Exceeds High End of Previously
                       Announced Fourth Quarter Guidance -

COCONUT GROVE, FLORIDA, March 4, 2004 - Spanish Broadcasting System, Inc. (the "Company" or "SBS") (NASDAQ: SBSA) today reported financial results for the quarter- and year-ended December 31, 2003.

Quarter End Results and Discussions

Reported net revenue for the quarter was $35.1 million compared to $34.5 million for the same prior year period, resulting in net revenue growth of 1.7%, matching our previously announced guidance of low single digit net revenue growth. This growth is mostly attributable to double-digit growth at our Los Angeles station KLAX-FM and in our Puerto Rico market. In addition, the start-up stations in Chicago and Los Angeles, which began operating in the first quarter of 2003, generated combined net revenue of $1.2 million. Offsetting the net revenue growth was a decrease in net revenue, mainly in national revenue, in our New York market and a decrease in promotional events at our Chicago station WLEY-FM.

Reported station operating income for the quarter was $16.5 million compared to $15.8 million for the same prior year period, resulting in station operating income growth of 4.4%, exceeding the high end of our previously announced guidance. This growth resulted from a combination of an increase in net revenue and improved operating efficiencies throughout the majority of the core markets.

Corporate expenses for the quarter were $4.1 million compared to $4.0 million for the same prior year period. The increase in corporate expenses resulted mainly from increases in compensation related to new and existing corporate personnel and independent board members.

Loss from continuing operations before income taxes and discontinued operations for the quarter was $0.5 million compared to income of $1.7 million for the same prior year period, a decrease of $2.2 million. The decrease is due primarily to the additional interest expense incurred on the new $125.0 million credit facility term loan entered into in October 2003 to finance part of the acquisition of our Los Angeles station KXOL-FM and an increase in other expense, net, due to a legal settlement.


Year End Results and Discussions*

Reported net revenue for fiscal year 2003 was $135.3 million compared to $135.7 million for the same prior year period. To provide more clarity on our year-end results, the prior year's pro forma net revenue excluding non-cash AOL barter revenue of $6.4 million, was $129.3 million as compared to $135.3 million for fiscal year 2003, resulting in pro forma net revenue growth of 4.6% for fiscal year 2003. This growth is mostly attributable to double-digit growth at our Los Angeles stations KLAX-FM and KXOL-FM. In addition, the start-up stations in Chicago and Los Angeles, which began operating in the first quarter of 2003, generated combined net revenue of $3.3 million.

                       SPANISH BROADCASTING SYSTEM, INC.          PAGE 2

Offsetting the pro forma net revenue growth was a decrease in net revenue at our New York station WSKQ-FM.

Reported station operating income for fiscal year 2003 was $58.9 million compared to $57.9 million for the same prior year period. To provide more clarity on our year-end results, the prior year's pro forma station operating income, excluding the minimal non-cash AOL barter results, totaled $57.9 million and the current year's pro forma station operating income, excluding the non-cash programming expense related to the KXOL-FM warrant issuances of $(2.9) million, was $61.8 million, resulting in pro forma station operating income growth of 6.7% for fiscal year 2003. The pro forma station operating income growth was due to the double-digit growth at our Los Angeles stations KLAX-FM and KXOL-FM.

Corporate expenses for fiscal year 2003 were $17.8 million compared to $13.5 million for the same prior year period, an increase of $4.3 million. The increase in corporate expenses resulted mostly from an increase in non-recurring legal and professional fees, as well as an increase in directors and officers liability insurance.

Income from continuing operations before income taxes, discontinued operations and cumulative effect of a change in accounting principle for fiscal year 2003 was $2.7 million compared to $6.6 million for the same prior year period, a decrease of $3.9 million. The decrease was due primarily to the additional interest expense incurred on the new $125.0 million credit facility term loan entered into in October 2003 to finance part of the acquisition of our Los
Angeles station KXOL-FM, an increase in other expense, net, related to a legal settlement, and an increase in corporate expenses.

* Please refer to the Non-GAAP financial measures section for a reconciliation of GAAP to Non-GAAP financial measures.

Raul Alarcon, Jr., Chairman and CEO, commented, "Our fourth quarter results once again surpassed our forecast, primarily highlighting the considerable ratings and revenue momentum at our Los Angeles cluster. Overall, in 2003 we successfully fulfilled the majority of our near-term strategic, financial and operating goals. We completed our acquisition of KXOL-FM in Los Angeles, launched new stations in Los Angeles and Chicago and divested non-strategic assets. We further improved our ratings, particularly in our two largest markets, New York and Los Angeles, as reflected in Arbitron's Fall 2003 book. Moreover, we strengthened our sales, marketing and operating management through the addition of several key executives with proven track records. As a result of these factors, we have entered 2004 in a strong position to pursue our primary long-term goal, which is to drive revenues and close the Hispanic media industry rating/revenue gap across all our markets. Given our leadership positions in the nation's top-ranked Hispanic markets, we remain well positioned to capitalize on the improving economic climate and advertising environment."

Discontinued Operations

On December 31, 2001, the Company adopted the provisions of SFAS 144 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". Under SFAS 144, discontinued businesses or assets held for sale are removed from the results of continuing operations. The Company determined that the proposed sale of our San Francisco station KPTI-FM, as well as the sales of our San Antonio stations KLEY-FM and KSAH-AM, which were completed in January 2004, and the sale of our Dallas station KTCY-FM, which was completed in August 2002, met the criteria in accordance with SFAS 144.

For the quarter- and year- ended December 31, 2003, the San Antonio and San Francisco stations' intangible assets and property and equipment were classified as held for sale and their operations as discontinued operations. The results of operations of these stations in the current year and prior year periods have been classified as discontinued operations in the attached financial highlights and consolidated statements of operations.

Non-GAAP Financial Measures

To provide greater comparability on our station operating performance, SBS excluded the prior period's non-cash AOL barter results due to the conclusion of the AOL barter agreement in August 2002 and the current period's non-cash programming expense related to warrants issued under the terms of our Asset Purchase Agreement for KXOL-FM.

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                       SPANISH BROADCASTING SYSTEM, INC.          PAGE 3

These items were excluded due to their significant non-cash impact. Included below is a table that reconciles the quarter- and year- end reported results in accordance with Generally Accepted Accounting Principles (GAAP) to pro forma results, as well as a table that reconciles reported operating income from continuing operations to pro forma same station operating income.

UNAUDITED GAAP REPORTED RESULTS RECONCILED TO PRO FORMA RESULTS

(Amounts in millions)                                                            Quarter Ended December
                                                                             ------------------------------         %
                                                                               2003                2002           Change
                                                                             -------------    -------------      ----------
PRO FORMA SAME STATION NET REVENUE (5)
--------------------------------------

Reported net revenue from continuing operations .....................         $ 35.1              $ 34.5             1.7%
less: Non same station net revenue ..................................            1.2                  --
                                                                              ------              ------
PRO FORMA SAME STATION NET REVENUE (5) ..............................         $ 33.9              $ 34.5            -1.7%
                                                                              ------              ------

REPORTED OPERATING INCOME FROM CONTINUING OPERATIONS ................         $ 11.6              $ 11.0             5.5%
add back: Corporate expenses ........................................            4.1                 4.0
add back: Depreciation & amortization ...............................            0.8                 0.8
                                                                              ------              ------
STATION OPERATING INCOME (3)  (FORMERLY BCF) ........................         $ 16.5              $ 15.8             4.4%
                                                                              ------              ------
add back: non same station operating loss result ....................             --                 0.4
PRO FORMA SAME STATION OPERATING INCOME (5) .........................         $ 16.5              $ 16.2             1.9%
                                                                              ------              ------

 UNAUDITED GAAP REPORTED RESULTS RECONCILED TO PRO FORMA RESULTS
----------------------------------------------------------------
                                                                                 Year Ended December
(Amounts in millions)                                                        ---------------------------            %
CONSOLIDATED NET REVENUE                                                       2003               2002            Change
------------------------                                                     ---------         ---------         --------

REPORTED NET REVENUE FROM CONTINUING OPERATIONS .....................         $ 135.3            $ 135.7            -0.3%
less: AOL barter revenue (1) ........................................               -                6.4
                                                                              ------              ------
Pro forma net revenue from continuing operations ....................         $ 135.3            $ 129.3             4.6%
                                                                              ------              ------
PRO FORMA SAME STATION NET REVENUE (5)
--------------------------------------

Reported net revenue ................................................         $ 135.3            $ 135.7            -0.3%
less: Non same station net revenue ..................................             3.3                0.1
less: AOL barter revenue (1) ........................................               -                6.4
                                                                              ------              ------
PRO FORMA SAME STATION NET REVENUE (5) ..............................         $ 132.0            $ 129.2             2.2%
                                                                              ------              ------
Reported operating income from continuing operations ................          $ 38.2             $ 41.5            -8.0%
add back: Corporate expenses ........................................            17.8               13.5
add back: Depreciation & amortization ...............................             2.9                2.9
                                                                              ------              ------
Station operating income (3)  (formerly BCF) ........................          $ 58.9             $ 57.9             1.7%
                                                                              ------              ------
add back: AOL operating loss result (1) .............................               -                  -
add back: warrant expense (2) .......................................             2.9                  -
                                                                              ------              ------
Pro forma station operating income (4) ..............................          $ 61.8             $ 57.9             6.7%
                                                                              ------              ------
add back: non same station operating loss result ....................             2.0                1.6
                                                                              ------              ------
Pro forma same station operating income (5) .........................          $ 63.8             $ 59.5             7.2%
                                                                              ------              ------

(1) The Company's barter agreement with AOL Time Warner concluded in August 2002; therefore, pro forma results exclude prior revenue and expenses associated with the agreement due to their non-recurring and significant non-cash impact.

(2) The Company issued warrants related to the Asset Purchase Agreement for KXOL-FM. For the year ended December 31, 2003, non-cash warrant expense was $2.9 million, which was included in station operating expenses.

(3) Station operating income is defined as operating income from continuing operations before corporate expenses and depreciation and amortization. Station operating income replaces broadcast cash flow (BCF) as the metric used by management to assess the performance of our stations. Although it is calculated in

                       SPANISH BROADCASTING SYSTEM, INC.          PAGE 4

the same manner as BCF, management believes that using the term "station operating income" provides a more accurate description of the performance measure.

(4) Pro forma station operating income is defined as station operating income excluding AOL barter results and warrant expense.

(5) Pro forma same station results reflect stations operated during the same periods on a comparable monthly basis. In addition, it excludes non-cash AOL barter results, non-cash warrant expense and LaMusica.com Internet results.


Station operating income and same station results are not measures of performance or liquidity calculated in accordance with GAAP. However, the Company believes that these measures are useful in evaluating its performance because they reflect a measure of performance for our radio stations before considering costs and expenses related to our specific corporate and capital structure. In addition, the Company believes same station results provide a useful measure of performance because they present station operating income before the impact of any acquisitions or dispositions completed during the relevant periods, which allows SBS to measure only the performance of radio stations it owned and operated during the entire relevant periods. These measures are widely used in the broadcast industry to evaluate a radio company's operating performance and are used by management for internal budgeting purposes and to evaluate the performance of the Company's radio stations. However, these measures should not be considered in isolation or as substitutes for operating income, net income (loss), cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP. In addition, because station operating income and same station results are not calculated in accordance with GAAP, they are not necessarily comparable to similarly titled measures employed by other companies.

First Quarter 2004 Outlook

To provide greater comparability on our station operating performance, the Company's guidance will be on a pro forma basis, which excludes the prior year's non-cash programming expense related to the issuance of warrants in connection with the KXOL-FM asset purchase agreement. For the quarter ending March 31, 2004, the Company expects net revenue to be flat and station operating income to decrease by a low single digit percentage over the pro forma comparable prior year period. The Company's first quarter capital expenditures are projected to be approximately $1.1 million.


Fourth Quarter 2003 Conference Call

SBS will host a teleconference today, March 4, 2004 at 11:00 a.m. ET to discuss today's release of financial results. To access the teleconference, please dial
(785) 832-1508 ten minutes prior to the start time. If you cannot listen to the teleconference at its scheduled time, there will be a replay available through March 11, 2004, that can be accessed by dialing (402) 220-2333. There will also be a live webcast of the conference call, located at www.spanishbroadcasting.com/webcasts.shtml. A seven day archived replay of the webcast will also be available at that link.


About Spanish Broadcasting System, Inc.

Spanish Broadcasting System, Inc. is the largest Hispanic-controlled radio broadcasting company in the United States. SBS currently owns and/or operates 25 stations in six of the top-ten U.S. Hispanic markets, including New York, Los Angeles, Miami, Chicago, San Francisco and Puerto Rico. The Company also operates LaMusica.com, a bilingual Spanish-English Internet Web site providing content related to Latin music, entertainment, news and culture. The Company's corporate website is located at www.spanishbroadcasting.com.

The information contained in this news release, other than historical information, consists of forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors beyond the Company's control, including general economic conditions, consumer spending levels, adverse weather conditions and other factors could cause actual results to differ materially from the Company's expectations.

                       SPANISH BROADCASTING SYSTEM, INC.          PAGE 5

                            (Financial Table Follows)



Contacts:
Analysts and Investors              Analysts, Investors or Media
----------------------              ----------------------------
Joseph A. Garcia                    Chris Plunkett
Executive Vice President,           Brainerd Communicators, Inc.
Chief Financial Officer             (212) 986-6667
and Secretary
(305) 441-6901

                       SPANISH BROADCASTING SYSTEM, INC.          PAGE 6

BELOW ARE THE UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER INFORMATION AS OF AND FOR THE QUARTER- AND YEAR- ENDED DECEMBER 31, 2003 AND DECEMBER 29, 2002.

                                                                      Quarter Ended December              Year Ended December
                                                                   ------------------------------    -------------------------------
Amounts in thousands (except per share data)                           2003             2002             2003              2002
                                                                   -------------    -------------    --------------    -------------
Net revenue from continuing operations .........................       $ 35,108         $ 34,483          $135,266         $135,688
Station operating expenses from continuing operations ..........         18,633           18,689            76,317           77,779
Corporate expenses .............................................          4,102            3,987            17,853           13,546
Depreciation and amortization ..................................            784              769             2,901            2,871
                                                                   -------------    -------------    --------------    -------------
   Operating income from continuing operations .................         11,589           11,038            38,195           41,492
Interest expense, net ..........................................         10,367            8,371            36,622           34,146
Other expense (income), net ....................................          1,740              920            (1,125)             720
                                                                   -------------    -------------    --------------    -------------
(Loss) income from continuing operations before income
   taxes, discontinued operations and cumulative effect of
   a change in accounting principle ............................           (518)           1,747             2,698            6,626

Income tax expense .............................................          5,993            3,852            11,280           53,094
                                                                   -------------    -------------    --------------    -------------
Loss from continuing operations before
   discontinued operations and cumulative effect of
   a change in accounting principle ............................         (6,511)          (2,105)           (8,582)         (46,468)
Income (loss) from discontinued operations, net of tax .........            172                4              (168)           1,910
Cumulative effect of a change in accounting principle for
   intangible assets, net of tax ...............................             --               --                --          (45,288)
                                                                   -------------    -------------    --------------    -------------
   Net loss ....................................................        $(6,339)        $ (2,101)         $ (8,750)        $(89,846)
                                                                   -------------    -------------    --------------    -------------

Dividends on preferred stock ...................................         (1,366)              --            (1,366)              --
                                                                   -------------    -------------    --------------    -------------
  Net loss applicable to common stockholders ...................       $ (7,705)        $ (2,101)         $(10,116)        $(89,846)
                                                                   =============    =============    ==============    =============
Net loss per common share before discontinued operations
   and cumulative effect of a change in accounting
   principle:
   Basic and Diluted ...........................................       $  (0.12)        $  (0.03)         $  (0.16)        $  (0.72)

Net income per common share for discontinued operations:
   Basic and Diluted                                                         --               --                --             0.03

Net loss per common share attributed to a cumulative effect
   of a change in accounting principle, net of tax:
   Basic and Diluted ...........................................       $     --         $     --          $     --         $  (0.70)
                                                                   -------------    -------------    --------------    -------------

Net loss per common share:
   Basic and Diluted ...........................................       $ (0.12)         $ (0.03)          $ (0.16)         $ (1.39)
                                                                   =============    =============    ==============    =============

Weighted average common shares outstanding:
   Basic and Diluted ...........................................         64,688           64,676            64,684           64,670
                                                                   =============    =============    ==============    =============

                       SPANISH BROADCASTING SYSTEM, INC.          PAGE 7

Selected Balance Sheet Information and Other Data:

                                                                  December 31,
Amounts in thousands                                                  2003
                                                                  --------------
Cash and cash equivalents                                               $ 45,609
                                                                  ==============

Total assets                                                      $      843,568
                                                                  ==============

Current portion of long-term debt                                 $        1,477
Senior credit facilities term loan due 2009                              123,750
9 5/8% Senior subordinated notes, net                                    325,246
Other long-term debt                                                       3,721
                                                                  --------------
 Total current and long-term debt                                        454,194

Preferred stock                                                   $       76,366
                                                                  --------------

Total stockholder's equity                                        $      216,676
                                                                  --------------

Total capitalization                                              $      747,236
                                                                  ==============


                                                                          Year Ended December
                                                                  ---------------------------------
                                                                       2003                2002
                                                                  --------------     --------------

Capital expenditures from continuing operations                   $        3,216     $        3,828
                                                                  ==============     ==============
Cash paid (received) for income taxes, net                        $          191     $         (13)
                                                                  ==============     ==============
